As filed with the Securities and Exchange Commission on July 14, 2014

Registration No. 333-196907

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VTTI Energy Partners LP

(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	5171	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

25-27 Buckingham Palace Road

London, SW1W 0PP, United Kingdom

+44 20 7973 4200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 590-9338

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean T. Wheeler	Douglass M. Rayburn
Latham & Watkins LLP	Baker Botts L.L.P.
811 Main Street, Suite 3700	2001 Ross Avenue
Houston, Texas 77002	Dallas, Texas 75201
(713) 546-5400	(214) 953-6500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

VTTI Energy Partners LP is filing this Amendment No. 2 (the “Amendment”) to its Registration Statement on Form F-1 (Registration Statement No. 333-196907) as an exhibits-only filing to file Exhibits 1.1 and 10.22 and restate the list of exhibits set forth in Item 8 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, including the signature page and the exhibit index, and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The section of the prospectus entitled “The Partnership Agreement—Indemnification” discloses that we will generally indemnify the directors, officers and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement in which VTTI Energy Partners LP and certain of its affiliates will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities.

Item 7. Recent Sales of Unregistered Securities.

On April 11, 2014, in connection with the formation of VTTI Energy Partners LP, VTTI Energy Partners LP issued to (a) VTTI Energy Partners GP LLC the 2.0% general partner interest in the partnership for $20 and (b) VTTI the 98% limited partner interest in the partnership for $980. These issuances were exempt from registration under Section 4(2) of the Securities Act of 1933.

There have been no other sales of unregistered securities within the past three years.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement

3.1**	Certificate of Limited Partnership of VTTI Energy Partners LP

3.2**	Agreement of Limited Partnership of VTTI Energy Partners LP

3.3**	Form of First Amended and Restated Agreement of Limited Partnership of VTTI Energy Partners LP (included as Appendix A to the Prospectus)

3.4**	Articles of Association of VTTI MLP B.V.

5.1**	Opinion of Watson, Farley & Williams LLP, with respect to the legality of the securities being registered

8.1**	Opinion of Latham & Watkins LLP, with respect to certain tax matters

8.2**	Opinion of Watson, Farley & Williams LLP, with respect to certain tax matters

10.1**	Form of Contribution Agreement

10.2**	Form of Omnibus Agreement

10.3**	Form of Administrative Services Agreement

10.4**†	Contract for the Storage and Handling of Gasoil and Gasoil Components, dated as of August 1, 2012, between EuroTank Amsterdam BV and Vitol S.A.

10.5**†	Amendment Agreement to the Contract for the Storage and Handling of Gasoil and Gasoil Components, dated as of March 1, 2013, between EuroTank Amsterdam BV and Vitol S.A.

10.6**†	Gasoil Storage Agreement, dated as of August 15, 2009, between EuroTank Amsterdam BV and Vitol S.A.

Exhibit Number		Description

10.7	**†	Amendment Agreement to the Gasoil Storage Agreement, dated as of February 1, 2011, between EuroTank Amsterdam BV and Vitol S.A.

10.8	**†	Storage and Handling Contract, dated as of January 1, 2011, between EuroTank Amsterdam BV and Vitol SA.

10.9	**†	Term Storage Contract, dated as of August 15, 2010, between Antwerp Terminal and Processing Company and Vitol S.A.

10.10	**†	Term Storage Contract, dated as of August 15, 2010, between Antwerp Terminal and Processing Company and Vitol S.A.

10.11	**†	Term Storage Contract, dated as of September 17, 2010, between Antwerp Terminal and Processing Company and Vitol S.A.

10.12	**†	Amendment Agreement to the Term Storage Contract, dated as of March 26, 2012, between Antwerp Terminal and Processing Company and Vitol S.A.

10.13	**	Amendment II to the Term Storage Contract, dated as of May 29, 2012, between Antwerp Terminal and Processing Company and Vitol S.A.

10.14	**	Amendment III to the Term Storage Contract, dated as of May 29, 2012, between Antwerp Terminal and Processing Company and Vitol S.A.

10.15	**†	Storage Contract, dated as of July 1, 2011, between VTTI Fujairah Terminals Ltd. Fcz and Vitol Bahrain E.C.

10.16	**†	Storage Contract, dated as of September 30, 2011, between Euro Tank Terminal BV and Vitol S.A.

10.17	**†	Terminalling Services Contract, dated February 1, 2010 between Seaport Canaveral, Corp. and Vitol Inc.

10.18	**†	Term Storage Agreement, dated December 15, 2009, between ATT Tanjung Bin Sdn. Bhd. And Vitol Asia Pte Ltd.

10.19	**	First Amendment Agreement to the Term Storage Agreement, dated September 15, 2010, between ATT Tanjung Bin Sdn. Bhd. And Vitol Asia Pte Ltd.

10.20	**†	Second Amendment Agreement to the Term Storage Agreement, dated February 18, 2011, between ATT Tanjung Bin Sdn. Bhd. And Vitol Asia Pte Ltd.

10.21	**	Form of Secondment Agreement

10.22		Facility Agreement, dated as of June 26, 2014, among VTTI MLP B.V., Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. trading as Rabobank International, as agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Labuan Branch, BNP Paribas, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. trading as Rabobank International, The Hong Kong and Shanghai Banking Corporation Limited, ING Bank N.V., Oversea Chinese Banking Corporation Limited, London Branch, Société and Sumitomo Mitsui Banking Corporation, Singapore Branch, as Joint Lead Arrangers, and the lenders party thereto.

10.23	**	Form of VTTI Energy Partners LP 2014 Long-Term Incentive Plan.

10.24	**	Amendment Agreement to the Term Storage Contract, dated as of July 2, 2014, between Antwerp Terminal and Processing Company and Vitol S.A.

21.1	**	List of Subsidiaries of VTTI Energy Partners LP

23.1	**	Consent of Ernst & Young Accountants LLP

23.2	**	Consent of Watson, Farley & Williams LLP (included in Exhibit 5.1 and Exhibit 8.2)

Exhibit Number		Description

23.3	**	Consent of Latham & Watkins LLP (included in Exhibit 8.1)

23.4	**	Consent of Wood Mackenzie Limited

24.1	**	Power of Attorney (included on the signature page of the initial filing of the Registration Statement)

99.1	**	Consent of Director Nominee (Paul Govaart)

99.2	**	Consent of Director Nominee (Thomas Leaver)

*	To be provided by amendment
**	Previously filed
†	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been separately filed with the Securities and Exchange Commission.

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with the general partner or its affiliates and of fees, commissions, compensation and other benefits paid, or accrued to the general partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the limited partners the financial statements required by Form 20-F for the first full fiscal year of operations of the partnership.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rotterdam, the Netherlands, on the 14th day of July, 2014.

VTTI ENERGY PARTNERS LP

By:	VTTI Energy Partners GP LLC, its General Partner

By:	/s/ Rubel Yilmaz
Name:	Rubel Yilmaz
Title:	Chief Financial Officer

Each person whose signature appears below appoints Robert Nijst and Rubel Yilmaz as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendments thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 14th day of July, 2014.

Signature	Title

* Robert Nijst	Chief Executive Officer (Principal Executive Officer)

/s/ Rubel Yilmaz Rubel Yilmaz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Javed Ahmed	Director

* Christopher Paul Bake	Director

* Nasarudin Md Idris	Director

* Yang Chien Yee	Director

*By:	/s/ Rubel Yilmaz
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant’s duly authorized representative in the United States has signed this Registration Statement in the City of Newark, State of Delaware, on July 14, 2014.

PUGLISI & ASSOCIATES

By:	/s/ DONALD J. PUGLISI
Name:	Donald J. Puglisi
Title:	Managing Director Authorized Representative in the United States

EXHIBIT INDEX

Set forth below is a list of exhibits that are being or will be filed with this Registration Statement on Form F-1.

Exhibit Number		Description

1.1		Form of Underwriting Agreement

3.1	**	Certificate of Limited Partnership of VTTI Energy Partners LP

3.2	**	Agreement of Limited Partnership of VTTI Energy Partners LP

3.3	**	Form of First Amended and Restated Agreement of Limited Partnership of VTTI Energy Partners LP (included as Appendix A to the Prospectus)

3.4	**	Articles of Association of VTTI MLP B.V.

5.1	**	Opinion of Watson, Farley & Williams LLP, with respect to the legality of the securities being registered

8.1	**	Opinion of Latham & Watkins LLP, with respect to certain tax matters

8.2	**	Opinion of Watson, Farley & Williams LLP, with respect to certain tax matters

10.1	**	Form of Contribution Agreement

10.2	**	Form of Omnibus Agreement

10.3	**	Form of Administrative Services Agreement

10.4	**†	Contract for the Storage and Handling of Gasoil and Gasoil Components, dated as of August 1, 2012, between EuroTank Amsterdam BV and Vitol S.A.

10.5	**†	Amendment Agreement to the Contract for the Storage and Handling of Gasoil and Gasoil Components, dated as of March 1, 2013, between EuroTank Amsterdam BV and Vitol S.A.

10.6	**†	Gasoil Storage Agreement, dated as of August 15, 2009, between EuroTank Amsterdam BV and Vitol S.A.

10.7	**†	Amendment Agreement to the Gasoil Storage Agreement, dated as of February 1, 2011, between EuroTank Amsterdam BV and Vitol S.A.

10.8	**†	Storage and Handling Contract, dated as of January 1, 2011, between EuroTank Amsterdam BV and Vitol SA.

10.9	**†	Term Storage Contract, dated as of August 15, 2010, between Antwerp Terminal and Processing Company and Vitol S.A.

10.10	**†	Term Storage Contract, dated as of August 15, 2010, between Antwerp Terminal and Processing Company and Vitol S.A.

10.11	**†	Term Storage Contract, dated as of September 17, 2010, between Antwerp Terminal and Processing Company and Vitol S.A.

10.12	**†	Amendment Agreement to the Term Storage Contract, dated as of March 26, 2012, between Antwerp Terminal and Processing Company and Vitol S.A.

10.13	**	Amendment II to the Term Storage Contract, dated as of May 29, 2012, between Antwerp Terminal and Processing Company and Vitol S.A.

10.14	**	Amendment III to the Term Storage Contract, dated as of May 29, 2012, between Antwerp Terminal and Processing Company and Vitol S.A.

Exhibit Number		Description

10.15	**†	Storage Contract, dated as of July 1, 2011, between VTTI Fujairah Terminals Ltd. Fcz and Vitol Bahrain E.C.

10.16	**†	Storage Contract, dated as of September 30, 2011, between Euro Tank Terminal BV and Vitol S.A.

10.17	**†	Terminalling Services Contract, dated February 1, 2010 between Seaport Canaveral, Corp. and Vitol Inc.

10.18	**†	Term Storage Agreement, dated December 15, 2009, between ATT Tanjung Bin Sdn. Bhd. And Vitol Asia Pte Ltd.

10.19	**	First Amendment Agreement to the Term Storage Agreement, dated September 15, 2010, between ATT Tanjung Bin Sdn. Bhd. And Vitol Asia Pte Ltd.

10.20	**†	Second Amendment Agreement to the Term Storage Agreement, dated February 18, 2011, between ATT Tanjung Bin Sdn. Bhd. And Vitol Asia Pte Ltd.

10.21	**	Form of Secondment Agreement

10.22		Facility Agreement, dated as of June 26, 2014, among VTTI MLP B.V., Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. trading as Rabobank International, as agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Labuan Branch, BNP Paribas, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. trading as Rabobank International, The Hong Kong and Shanghai Banking Corporation Limited, ING Bank N.V., Oversea Chinese Banking Corporation Limited, London Branch, Société and Sumitomo Mitsui Banking Corporation, Singapore Branch, as Joint Lead Arrangers, and the lenders party thereto.

10.23	**	Form of VTTI Energy Partners LP 2014 Long-Term Incentive Plan.

10.24	**	Amendment Agreement to the Term Storage Contract, dated as of July 2, 2014, between Antwerp Terminal and Processing Company and Vitol S.A.

21.1	**	List of Subsidiaries of VTTI Energy Partners LP

23.1	**	Consent of Ernst & Young Accountants LLP

23.2	**	Consent of Watson, Farley & Williams LLP (included in Exhibit 5.1 and Exhibit 8.2)

23.3	**	Consent of Latham & Watkins LLP (included in Exhibit 8.1)

23.4	**	Consent of Wood Mackenzie Limited

24.1	**	Power of Attorney (included on the signature page of the initial filing of the Registration Statement)

99.1	**	Consent of Director Nominee (Paul Govaart)

99.2	**	Consent of Director Nominee (Thomas Leaver)

*	To be provided by amendment
**	Previously filed
†	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been separately filed with the Securities and Exchange Commission.